EXHIBIT 21.1

Subsidiaries of ZAGG Incorporated

The subsidiaries of ZAGG Incorporated (the “Registrant”) as of March 27, 2008, are listed below:

Subsidiary Name	Ownership	Jurisdiction

ZAGG Europe Limited	100%	United Kingdom